SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                            DUNN COMPUTER CORPORATION

             (Exact name of registrant as specified in its charter)


                  Virginia                           54-1890464
                  --------                           ----------
          (State of Incorporation)                 (I.R.S. Employer
                                                  Identification No.)


1306 Squire Court
Sterling, Virginia                                    20166
---------------------------------------------------------------------------
(Address of Principal Executive Offices)            (Zip Code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:
         333-47631 and 333-48177


Securities to be registered pursuant to Section 12(b) of the Act:  NONE


Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, par value $0.001 per share
                                (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.

         Common Stock

                  A description of the Registrant's Common Stock, par value $0.001 per share (the "Common Stock"), and related matters is set forth under the captions "Description of Securities," and "Item 15. Recent Sales of Unregistered Securities" in the Registrant's Registration Statement on Form S-1, as amended (File No. 333-47631), originally filed with the Securities and Exchange Commission on March 10, 1998 (the "Form S-1"), and under the caption "Comparative Rights of Stockholders" in the Registrant's Registration Statement on Form S-4, as amended (File No. 333-48177) originally filed with the Securities and Exchange Commission on March 18, 1998. Such information is hereby incorporated by reference herein.

Item 2.  Exhibits.

                  The following documents are being filed as exhibits to this registration statement.


          Exhibit Number                       Description
          --------------                       -----------
                1                   Form of Common Stock certificate
                                    (Incorporated by reference to Exhibit 4.3 of
                                    the Form S-1).

                2                   Articles of Incorporation of the
                                    Registrant (Incorporated by reference to
                                    Exhibit 3.1 of the Form S-1).

                3 Bylaws of the Registrant (Incorporated by reference to Exhibit 3.2 of the Form S-1).




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


                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         DUNN COMPUTER CORPORATION



Date:    April 9, 1998                   By: /s/ Thomas P. Dunne
                                             --------------------------------
                                             Thomas P. Dunne
                                             Chairman, Chief Executive
                                             Officer and President



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